EXHIBIT 10.4

                          EXTENSION OF LEASE AGREEMENT


This Agreement is made as of this 5th day of January, 2006 between Bannockburn Executive Plaza, L.L.C., ("Landlord"), and Agility Centralized Research Services, Inc. ("Tenant"):

Whereas, on the 19th day of January, 2004 the parties hereto entered into a written lease ("Lease") for a term of two (2) years beginning the 1st day of February, 2004 and terminating on the 31st day of January, 2006 for the Premises commonly known as Suite 133 in Bannockburn Executive Plaza located at 2275 Half Day Road, in Bannockburn, Illinois.

And Whereas, the parties wish to continue the said Lease on the terms herein stated;

Now, Therefore, in consideration of the mutual covenants herein, and in the stated Lease contained, the parties hereby agree that the term of the said Lease is extended for a period of one (1) year expiring on the 31st day of January, 2007 and that the said extended term is under the same terms, provisions, and conditions as in the said Lease now contained, except that the Base Rent in the first (1st) year of this Extension shall be increased Fifty One Dollars ($51.00) monthly to become Seventeen Hundred Sixty & 00/100 Dollars ($1,760.00).

In Witness Whereof,

LANDLORD:                                    TENANT:
Bannockburn Executive Plaza, L.L.C.          Agility Centralized Research
by Dolan Associates, Ltd., as Agent             Services, Inc.

By: /s/ Harry Dolan                          By: /s/ B. Steven Springrose
    -------------------------------              -------------------------------
    Its Managing Member                          Its CEO